EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147119 on Form S-8 pertaining to the Southeastern Bank Financial Corporation 2006 and 2000 Long-Term Incentive Plan and in Registration Statement No. 333-149142 on Form S-8 pertaining to the Southeastern Bank Financial Corporation Director Stock Purchase Plan of our report dated March 14, 2008 appearing in this Annual Report on Form 10-K of Southeastern Bank Financial Corporation for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
March 14, 2008

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